Exhibit 3.471

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:07 AM 05/05/2016
FILED 10:07 AM 05/05/2016
SR 20162856507 - File Number 6034153

CERTIFICATE OF FORMATION

OF

TWC NEWCO LLC

This Certificate of Formation of TWC NewCo LLC (the “Company”) is being executed by the undersigned, an authorized natural person, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et. seq.).

1. The name of the Company is TWC NewCo LLC.

2. The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The name of the Company’s registered agent at such address is The Corporation Trust Company.

3. This Certificate of Formation shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned, an authorized person of the Company, has executed this Certificate of Formation this 5th day of May, 2016.

/s/ Martina Davis
Martina Davis,
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:09 PM 05/20/2016
FILED 03:09 PM 05/20/2016
SR 20163518375 - File Number 6034153

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

TWC NEWCO LLC

TWC NewCo LLC, a Delaware limited liability company (the “Company”), pursuant to Section 18-202 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., does hereby certify:

That Article 1 of the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on May 5, 2016 is hereby amended in its entirety to read as follows:

1. The name of the Company is Time Warner Cable, LLC.

IN WITNESS WHEREOF, the undersigned, an authorized person of the Company, has executed this Certificate of Amendment this 20th day of May, 2016.

By:	/s/ Daniel J. Bollinger
Daniel J. Bollinger
Authorized Person